UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Friday, March 18, 2016. The shareholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed February 12, 2016.

Proposal 1:    Proposal to Elect Directors

The Company’s shareholders elected all eleven director nominees to serve until the next annual meeting of shareholders or until a successor is elected and qualified. The result of the vote is set forth in the table below:

Director	For	Withheld	Broker Non-Votes	Uncast

Thomas M. Culligan	23,882,582	100,779	4,802,281	10
Adolfo Henriques	23,869,700	113,661	4,802,281	10
Samuel L. Higginbottom	22,108,649	1,874,712	4,802,281	10
Mark H. Hildebrandt	23,854,337	129,024	4,802,281	10
Wolfgang Mayrhuber	23,750,004	233,357	4,802,281	10
Eric A. Mendelson	23,792,600	190,761	4,802,281	10
Laurans A. Mendelson	23,607,706	375,655	4,802,281	10
Victor H. Mendelson	23,754,865	228,496	4,802,281	10
Julie Neitzel	23,864,189	119,172	4,802,281	10
Dr. Alan Schriesheim	23,403,178	580,183	4,802,281	10
Frank J. Schwitter	23,876,368	106,993	4,802,281	10

Proposal 2:    Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016. The result of the vote is set forth in the table below:

For	Against	Abstain	Uncast

28,549,530	112,375	123,737	10

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 22, 2016	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer and Treasurer (Principal Financial Officer)